EXHIBIT 10.11

                                                        Agreement No. 109
                                                                     ----

                                intelitek
                      Educational Dealer Agreement




     THIS AGREEMENT made this 1st day of AUGUST, 1997, between intelitek of Princeton, NJ, incorporated and organized under the laws of the State of New Jersey hereinafter referred to as the Company, and LAB
TECHNOLOGIES hereinafter referred to as the Dealer. This contract supersedes any contract previously entered into between Company and Dealer.

     1.   PRODUCTS
          --------

          The term "Products" as used in this agreement includes those items listed in the attached Exhibit A and such additions and deletions as may be made by Company from time to time.

     2.   GRANT OF SELLING PRIVILEGE
          --------------------------

     Company hereby grants to Dealer the exclusive right to sell the Company's Products and accessory items to public and private educational and training agencies or institutions which are organized and operated for the primary purpose of education/training and which, as part of that purpose, engage or intend to engage in training using the company's products in the territory of CO, UT, WY, MT, NM, ID, AZ (the "Territory"). Dealer understands that no grant or representation of exclusive rights to sell any customers other than as described above within any territory has been or is made by Company hereunder. Additionally, a non-exclusive selling privilege shall include sales to the United States Government or its agencies, industrial and/or commercial accounts, or any account using the equipment for the sole purpose of training within the above described Territory. Company reserves the right to make direct sales or to appoint other dealers at any location within or outside the Territory as to all other accounts.


     3.   UNAUTHORIZED SALES
          ------------------

          If any Dealer makes a sale which is not within the scope of the selling privilege set forth in Article 2 above, such Dealer may not be entitled to any discount or commission thereon. Should such a sale or sales be discovered by Company at any time, Company should be entitled to a refund or offset (of Company's choice) as to such commission paid or discount extended by Company, plus an administrative expense fee of twenty percent of the gross sales price of such unauthorized sale. In addition to the foregoing, Company shall have the option to terminate such Dealer's Dealer Agreement immediately upon written notice to such Dealer.

          The Authorized exclusive Dealer (if any exists) to whom a commission would otherwise have been paid on such sale by virtue of the exclusive selling privilege granted shall be entitled to receive its commission only upon receipt of payment of offset by the Company. The foregoing shall be the exclusive remedies of Dealers under this Agreement for breach of the exclusive selling privilege.


     4.   AGREEMENT TO SELL
          -----------------

     Dealer hereby accepts the above right to sell the Products and agrees to make all sales in accordance with this agreement. Dealer further agrees to use best efforts to sell and promote the Products and to provide trained personnel in reasonably sufficient number to demonstrate, the Products, provide first line service, and meet sales goals as established by Company and Dealer.

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
     5.   NO AGENCY CREATED
          -----------------

          It is agreed that this agreement does not constitute Dealer the agent or legal representative of Company for any purpose whatsoever. Dealer is not granted any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of Company, or to bind Company in any manner or thing whatsoever.

     6.   RENEWAL AND CANCELLATION
          ------------------------

          This agreement shall be in force for a twelve (12) month period commencing the date stated previously, and shall govern all transactions and relations between the parties unless canceled or terminated. Either party may cancel or terminate this agreement at any time, with or without cause, by notice in writing, which termination shall be effective thirty
(30) days after receipt of such notice, which shall be deemed received five (5) after the same has been deposited in the United States mail, postage prepaid, and sent certified mail.

          It is understood that any BONA FIDE customer order which may have been taken by Dealer prior to receipt of notice of cancellation shall not be in any way subject to Company's approval and acceptance, and settlement shall be made on a basis agreeable to both Company and Dealer. It is agreed that such cancellation or termination will not release Dealer or Company from any obligation to make payment of any sum which may be owed to the other at the time of such cancellation.

          This agreement will automatically renew upon the expiration of each one (1) year term for an additional twelve (12) months unless otherwise canceled or terminated.


     7.   MERGER

          No change, addition, or erasure of any portion of this agreement (except the filing in of blank lines) shall be valid or binding upon either party unless specifically initialized or signed by an authorized representative of each party hereto. This agreement supersedes all previous agreements between the parties, whether written or oral, and sets forth the entire agreement between them, and there are no other agreements, written or oral, between the parties relating to the subject matter hereof.


     8.   PRICES AND TERMS.

          The Dealer agrees to pay the Company's Dealer net prices F.O.B. Company's plant, according to the Schedule of Prices, Exhibit A, and discounts set forth in the attached Exhibit B, which schedules may be changed from time to time by Company at its sole discretion without prior notice.

          Unless otherwise agreed to and upon satisfactory evidence of creditworthiness, terms of sale are cash with order or C.O.D. All sales on accounts shall be net thirty (30) days and shall bear interest at the lesser of the one and one-half percent (1 1/2%) per month or the highest amount allowable by law, as per the attached Exhibit C, which schedules may be changed from time to time by Company and its sole discretion without prior notice. Dealer shall have the sole responsibility for collecting, remitting, and accounting for applicable sales, use, or value added tax applicable to the resale of Products by the Dealer.

          Direct orders from customers are subject to credit approval and acceptance by Company. Commissions on direct customer orders accepted by Company shall be paid to Dealer [within thirty (30) days after receipt of payment by Company or forty-five (45) days after shipment]. Commission on CIM sales made on a direct basis shall be paid on a prorata basis consistent with the percentage of completion within thirty (30) days of receipt of payment from the customer.

          All shipments (excluding demonstration units to Dealer) shall be made directly to the end user customer unless other arrangements are made and agreed to in advance by Company.

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
     9.   ACCEPTANCE OF ORDERS
          --------------------

          All orders for Products received from Dealer by Company are subject to acceptance by Company and Company agrees that it will endeavor to fill the accepted orders as promptly as practicable, subject, however, to delays caused by Government, labor or material shortages, strikes, fires, or any other cause beyond Company's control. Dealer expressly releases Company from liabilities for any loss or damage arising from the failure of Company to fill any orders of Dealer.


     10.  PLACE OF BUSINESS
          -----------------

          Dealer agrees to maintain a place of business reasonably satisfactory to Company and Company shall have the right at all reasonable times during normal business hours to inspect Dealer's place of business.


     11.  RIGHT TO NAME
          -------------

          Dealer is entitled to use the trademarks "spectraLIGHT", "spectraCAM", "proLIGHT", "Benchman", "SCORBOT" as applied to any equipment and of the goodwill attached thereto. Said trademark is not to be used in the name under which the Dealer's business is conducted. If said trademark is used in any sign or advertising displayed by Dealer, Dealer will, on termination of this agreement or upon request of Company, discontinue the use of the trademark in such sign or advertising displayed by Dealer. Dealer will, on termination of this agreement or upon request of Company, discontinue the use of the trademark in such sign or advertising and thereafter will not use the trademark either directly or indirectly, in connection with its business, or any other name, title, or expression that so nearly resemble the same as would be likely to lead to confusion or uncertainty or to agreement is in effect to use any trademarks owned by Company in connection with the sale or promotion of the Products, subject to the prior review and approval of the Company.


     12.  AGREEMENT NOT ASSIGNABLE
          ------------------------

          This agreement constitutes a personal contract and Dealer may not transfer or assign this agreement or any right or duty hereunder without Company's consent.


     13.  NO IMPLIED WAIVERS
          ------------------

          The failure of either party at any time to require performance by the other party of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provisions, or as a waiver of the provision itself.


     14.  CHOICE OF LAW
          -------------

          This agreement is to be governed by and construed according to the laws of the State of New Jersey. It is understood, however, that this is a general form of agreement, designed for the use of the United States of America, wherever Company may desire to sell Products, and that any provision herein, which in any way contravenes the laws of any state or jurisdiction, shall be deemed not to be a part of this agreement. Any action on or relating to this agreement shall be brought only on a court of competent subject matter jurisdiction sitting in the State of New Jersey, and Dealer hereby irrevocably appoints the Secretary of State of New Jersey as its agent for service or process and consent to the jurisdiction of the New Jersey Superior Court of Mercer County.

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
     15.  CHANGE OF MODELS OR DESIGN
          --------------------------

          Company reserves the right to change the design of any Product or part thereof at anytime without notice to Dealer. If any such change is made, there will be no obligation on Company to make such changes upon any products shipped upon the orders of Dealer, nor shall Company be obligated to make a similar change on any Product or parts previously shipped top Dealer, or to install or furnish any other or different parts that were thereon when shipment was made.


     16.  WARRANTY
          --------

          Dealer is not authorized to perform warranty repair work or to alter, expand, or in any way modify Company's warranty as to products. Warranty repair work shall only be performed at Company's plant by Company. Dealer is not authorized to change or modify Company's warranty terms in any way.


     17.  EXPORT
          ------

          Notwithstanding any other provision of this agreement, Dealer will not export, directly or indirectly, any Product, U.S. source technical data (including computer software) or electronic components (including computer hardware) acquired from intelitek or any product utilizing such data or components without first obtaining consent to do so from itelitek and the Department of Commerce or other agencies of the U.S. Government when required by applicable statute or regulation.


     18.  AUTHORITY TO MAKE AGREEMENT
          ---------------------------

          This agreement is not valid or binding until and unless executed by the President or duly authorized executive officer of Dealer and Company.

DEALER                             intelitek
------                             ---------


/s/ GARY NELSON                    /s/
---------------------------        -------------------------
(Signature)                        (Signature)


     PRESIDENT                          Director
---------------------------        -------------------------
(Title)                            (Title)


     AUGUST 19, 1997                    August 1, 1997
---------------------------        -------------------------
(Date)                             (Date)

                                EXHIBIT C

                       CREDIT AGREEMENT AND TERMS
                       --------------------------

Thank you for choosing intelitek as your supplier of Education curriculum and training system. We look forward to a long and prosperous business relationship with you.

Please take this opportunity to review the "Terms and Conditions of Sale" that are attached, as well as the standard credit policies of intelitek. Your account number and credit limit have been established based on the information you have previously provided.

Customer Name: LAB TECHNOLOGIES              Account No.: L-1000

Amounts due as a result of any and all purchases made by Customer from supplier will be paid to Supplier on the following terms and conditions.

CREDIT LIMIT:       60,000

TERMS: Due and payable in full within 30 days from the date of the invoice unless otherwise agreed upon in writing. Accounts 60 days old will be placed on prepaid or C.O.D. status. Legal action will be taken after an account is 90 days old.

LATE PAYMENT:       Past due amounts are subject to late payment service
                    charges of 1 1/2% per month; 18% annual rate.

RETURNS: No returned goods will be accepted without authorization (RMA numbers can be obtained from our customer service department). A restocking charge (10%) will be made on all goods returned unless due to an error caused by the Supplier.

FAILURE TO PAY
OR INSOLVENCY:      Failure by Customer to pay any part of the purchase
                    price when due, or in the event that proceedings in bankruptcy, receivership, or insolvency are instituted by or against Customer for his property, Supplier may, at its option cause the entire unpaid balance to become due and immediately payable.
                    Customer hereby expressly waives any right to action which may accrue by reason of the entry for taking possession of or the selling of said materials and agrees to pay all costs incurred with respect thereto including service charges and reasonable attorney's fees and court costs.

THE UNDERSIGNED AGREES TO THE FOREGOING AND ACKNOWLEDGES RECEIPT OF THE CREDIT TERMS AND CONDITIONS OF SALE AS STATED BY INTELITEK.

PLEASE COMPLETE THE REQUESTED INFORMATION BELOW AND RETURN TO INTELITEK.

Accepted by Customer:              Accounts Payable Contact:


By: /s/ GARY NELSON                Name:
   -----------------------              --------------------------
       Signature                             Please Print

      PRESIDENT                    Telephone:
   -----------------------                   ---------------------
         Position


Date Accepted: AUGUST 19,1997
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